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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 7, 1995


                       SERVICE CORPORATION INTERNATIONAL
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               (Exact name of registrant as specified in charter)

                 TEXAS                                 1-6402-1                         74-1488375
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        (State or other jurisdiction of            (Commission file          (I. R. S. employer identification
        incorporation or organization)                  number)                           number)


   1929 ALLEN PARKWAY, HOUSTON, TEXAS                                                      77019
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(Address of principal executive offices)                                                (Zip code)

                                 (713) 522-5141
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              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

On June 7, 1995 Service Corporation International (the "Company") and Gibraltar Mausoleum Corporation ("Gibraltar") announced in a joint statement the execution of a definitive merger agreement between a subsidiary of the Company and Gibraltar. In connection with the transaction, the Company will issue 3,286,759 shares of its common stock, pay approximately $99 million in cash and assume debts of Gibraltar of approximately $54 million. Completion of this transaction is subject to customary conditions, including the attainment of necessary regulatory and government approvals.

With annualized revenues of $108 million, Gibraltar is recognized as the fourth largest consolidator in the North American funeral service industry. Headquartered in Indianapolis, Indiana, Gibraltar owns and operates 23 funeral homes and 54 cemeteries, including 17 combination facilities, located in 12 states.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 7, 1995
                                        SERVICE CORPORATION INTERNATIONAL



                                        /s/ George R. Champagne
                                        ---------------------------------
                                        George R. Champagne
                                        Senior Vice President
                                        Chief Financial Officer
                                        (Principal Financial Officer)





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